Fourth Amendment to
Credit Agreement

This Fourth Amendment to Credit Agreement (this "Amendment") is dated as of June 16, 2008 by and among Alliance Data Systems Corporation (the "Borrower"), the Guarantors party hereto, the Banks party hereto, and Bank of Montreal, as Administrative Agent and Letter of Credit Issuer.

w i t n e s s e t h:

Whereas, the Borrower, the Guarantors, the Banks, and the Administrative Agent have heretofore executed and delivered a Credit Agreement dated as of January 24, 2007 (as amended, the "Credit Agreement"); and

Whereas, the Borrower, the Guarantors, the Banks and the Administrative Agent desire to amend certain of the covenants as set forth herein;

Now, Therefore, for good and valuable consideration the receipt of which is hereby acknowledged, the Borrower, the Guarantor, the Banks and the Administrative Agent hereby agree as follows:

Article I
Amendments

1.1. Section 1.1 of the Credit Agreement is hereby amended by (a) deleting the defined terms "Annual Measurement Period", "Consolidated Net Worth", "Maximum Annual Amount" and "Total Capitalization Ratio", (b) amending in its entirety the defined term "Senior Leverage Ratio" to read as set forth below, and (c) inserting the new defined terms "Convertible Debt" and "Total Leverage Ratio" in proper alphabetical order as follows:

"Convertible Debt" means Debt issued by the Borrower which by its terms may be converted into or exchanged for equity securities of the Borrower at the option of the Borrower or the holder of such Debt.

"Senior Leverage Ratio" means, at any time, the ratio of (x) all principal amounts owing by the Borrower and its Subsidiaries pursuant to the terms of (i) this Agreement or any other Credit Document and the Note Purchase Agreement and all extensions, renewals, refinancings, refundings and replacements of any of the foregoing, in whole or in part (in each case other than Subordinated Debt and Convertible Debt), and (ii) any credit agreement, note purchase agreement, indenture or other credit facility relating to Debt (in each case other than Subordinated Debt and Convertible Debt) permitted by Section 5.15(viii) to (y) Consolidated Operating EBITDA of the Borrower and its Subsidiaries for the twelve months then most recently ended.

"Total Leverage Ratio" means, at any time, the ratio of (x) Consolidated Debt of the Borrower and its Subsidiaries to (y) Consolidated Operating EBITDA of the Borrower and its Subsidiaries for the twelve months then most recently ended.

1.2. The Definition of Debt appearing in Section 1.1 of the Credit Agreement is hereby amended by (a) amending clause (vii) in its entirety to read as: "(vii) all Debt of others Guaranteed by such Person and" and (b) amending the last sentence thereto in its entirety to read as "Notwithstanding the foregoing, there shall be excluded from Debt of any Person any obligations of such Person under a Qualified Securitization Transaction that are or may be reflected as Debt on a balance sheet of such Person, and any obligations of such Person in respect of Qualifying Deposits."

1.3. Section 5.9(k) of the Credit Agreement is hereby amended by deleting the phrase "20% of Consolidated Net Worth of the Borrower" appearing therein and inserting in its place the amount "$250,000,000".

1.4. Section 5.11 of the Credit Agreement is hereby amended in its entirety and as so amended shall read as follows:

Section 5.11. Total Leverage Ratio. The Borrower shall not permit its Total Leverage Ratio at any time to exceed 3.75 to 1.00.

1.5. Section 5.17(a) of the Credit Agreement is hereby amended in its entirety and as so amended shall read as follows:

(a) Other than payments made in accordance with the terms of subsection (b) below, neither the Borrower nor any of its Subsidiaries will declare or make any Restricted Payments unless, immediately prior to and after giving effect thereto, no Default or Event of Default exists.

1.6. Section 5.21(a)(ii) and (iii) of the Credit Agreement are each hereby amended by deleting the phrase "5% of the Borrower's Consolidated Net Worth (measured at the time each such Investment is made)" appearing therein and inserting in its place the amount "$75,000,000".

1.7. Section 5.21(a)(iv) of the Credit Agreement is hereby amended in its entirety and as so amended shall read as follows:

(iv) Investments consistent with the investment policy attached hereto as Schedule II, which Schedule II may be revised by the Borrower from time to time with the consent of the Administrative Agent, such consent not to be unreasonably withheld.

1.8. Section 5.21(a)(x) of the Credit Agreement is hereby amended by deleting the phrase "5% of Consolidated Net Worth of the Borrower" appearing therein and inserting in its place the amount "$75,000,000".

1.9. Section 5.21(b)(ii) of the Credit Agreement is hereby amended by deleting the phrase "10% of the Borrower's Consolidated Net Worth calculated at the end of the immediately preceding fiscal year" appearing therein and inserting in its place the phrase "$125,000,000 in the aggregate for all such Restricted Acquisitions in any fiscal year of the Borrower".

1.10. Schedule II to the Credit Agreement is hereby amended by deleting the existing Schedule II in its entirety and inserting in its place Schedule II to this Amendment.

Article II
Conditions Precedent

2. Article I of this Amendment shall become effective as of the opening of business on June 16, 2008 (the "Effective Time") subject to the conditions precedent that on or before such date:

(a) the Administrative Agent shall have received counterparts hereof executed by the Borrower, the Guarantors and the Banks;

(b) the Administrative Agent shall have received certified copies of resolutions of the boards of directors of the Borrower and the Guarantors authorizing the execution and delivery of this Amendment, indicating the authorized signers of this Amendment and the specimen signatures of such signers; and

(c) the Borrower shall have paid the fees and expenses of counsel to the Administrative Agent to the extent previously invoiced.

Article III
Miscellaneous

3.1. To induce the Administrative Agent and the Banks to enter into this Amendment, the Borrower represents and warrants to the Administrative Agent and the Banks that: (a) the representations and warranties contained in the Credit Agreement are true and correct in all material respects as of the date hereof with the same effect as though made on the date hereof (it being understood and agreed that any representation or warranty which by its terms is made as of a specified date shall be required to be true and correct in all material respects only as of such specified date); (b) no Default or Event of Default exists; (c) this Amendment has been duly authorized by all necessary corporate proceedings and duly executed and delivered by the Borrower and the Credit Agreement, as amended by this Amendment, is the legal, valid and binding obligation of the Borrower, enforceable against the Borrower in accordance with its terms, except as enforceability may be limited by bankruptcy, insolvency or other similar laws of general application affecting the enforcement of creditors' rights or by general principles of equity; and (d) no consent, approval, authorization, order, registration or qualification with any governmental authority is required for, and the absence of which would adversely affect, the legal and valid execution and delivery or performance by the Borrower of this Amendment or the performance by the Borrower of the Credit Agreement, as amended by this Amendment.

3.2. This Amendment may be executed in any number of counterparts and by the different parties on separate counterparts and each such counterpart shall be deemed to be an original, but all such counterparts shall together constitute but one and the same Amendment.

3.3. Except as specifically provided above, the Credit Agreement shall remain in full force and effect and is hereby ratified and confirmed in all respects. The execution, delivery, and effectiveness of this Amendment shall not, except as expressly provided herein, operate as a waiver of any right, power, or remedy of the Administrative Agent or any Bank under the Credit Agreement or any Note, nor constitute a waiver or modification of any provision of any of the Credit Agreement or any Note.

3.4. This Amendment and the rights and obligations of the parties hereunder shall be construed in accordance with and be governed by the law of the State of New York.

[Signature Pages to follow]

In Witness Whereof, the parties hereto have caused this Amendment to be executed by their respective officers thereunto duly authorized as of the day and year first above written.

Alliance Data Systems Corporation, as Borrower

By

Name Robert P. Armiak

Title Senior Vice President and Treasurer

ADS Alliance Data Systems, Inc., as a Guarantor

By

Name Robert P. Armiak

Title Senior Vice President and Treasurer

Epsilon Marketing Services, LLC, as a Guarantor

By

Name Alan M. Utay

Title Vice President

Epsilon Data Management, LLC, as a Guarantor

By

Name Alan M. Utay

Title Vice President

Alliance Data Foreign Holdings, Inc., as a Guarantor

By

Name Alan M. Utay

Title Vice President

ADS Foreign Holdings, Inc.

By

Name Alan M. Utay

Title Vice President

Bank of Montreal, as Administrative Agent

By /s/ Kathleen J. Collins

Name Kathleen J. Collins

Title Director

BMO Capital Markets Financing, Inc.

By /s/ Kathleen J. Collins

Name Kathleen J. Collins

Title Director